Exhibit 10.3

EXECUTION VERSION

FIRST AMENDMENT TO SENIOR SECURED SUPER-PRIORITY

DEBTOR IN POSSESSION CREDIT AGREEMENT

This FIRST AMENDMENT TO SENIOR SECURED SUPER-PRIORITY DEBTOR IN POSSESSION CREDIT AGREEMENT, dated as of September 21, 2017 (this “Amendment”), is entered into among GULFMARK OFFSHORE, INC., a Delaware corporation, as debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (the “Borrower”), GULFMARK REDERI AS, a limited company organized under the laws of Norway, as lender (including its successors and assigns, the “Lender”), and DNB BANK ASA, acting through its offices at Solheimsgaten 7C, 5058 Bergen, Norway, organization number 984 851 006, as the issuing bank (including its successors and assigns, the “Issuing Bank”).

W I T N E S S E T H :

WHEREAS, Borrower seeks to amend the Senior Secured Super-Priority Debtor in Possession Credit Agreement, dated as of May 18, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lender and the Issuing Bank, to extend certain milestones relating to the consummation of the Acceptable Plan of Reorganization; and

WHEREAS, the Lender and the Issuing Bank are willing to make the amendments to the Credit Agreement provided herein, but only on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article 1.
DEFINITIONS

Section 1.1     Defined Terms. Unless otherwise defined herein, capitalized terms used herein (including the introductory paragraph and the recitals) shall have the meanings assigned in the Credit Agreement, as amended by this Amendment.

Article 2.
AMENDMENTS

Section 2.1     New Definitions. Annex A to the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Backstop Agreement” has the meaning assigned to such term in the Notes RSA.

“Exit Financing Term Sheet” means the Indicative Summary of Terms and Conditions as delivered by DNB Bank ASA to the Borrower on September 15, 2017, which sets forth the principal terms and conditions for the exit financing for the Chapter 11 Case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time with the written consent of the Borrower, the Lender and the Issuing Bank.

“First Amendment to the Agreement” means the First Amendment to Senior Secured Super-Priority Debtor in Possession Credit Agreement, dated as of September 21, 2017, among the Borrower, the Lender and the Issuing Bank.

“Notes RSA” means the Restructuring Support Agreement, dated as of May 15, 2017, by and among (i) the Borrower and (ii) certain of the beneficial holders, or investment advisers or managers for the account of beneficial holders, of the 6.375% Senior Notes due 2022 issued pursuant to that certain indenture dated as of March 12, 2012 among the Borrower and U.S. Bank National Association, as trustee, party thereto, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Requisite Noteholders” has the meaning assigned to such term in the Notes RSA.

Section 2.2     Milestones. The definition of “Milestones” set forth in Annex D to the Credit Agreement is hereby amended as follows:

(a)     the phrase “by ninety (90) days after the Petition Date, but in no event later than August 21, 2017” in clause (vi) thereof is hereby deleted in its entirety and replaced with the phrase “by October 10, 2017”;

(b)     the phrase “before August 21, 2017” in clause (vi) thereof is hereby deleted in its entirety and replaced with the phrase “before October 10, 2017”;

(c)     the phrase “by fourteen (14) days after entry of an order confirming the Acceptable Plan of Reorganization, but in no event later than September 4, 2017” in clause (vii) thereof is hereby deleted in its entirety and replaced with the phrase “as soon as reasonably practicable after October 10, 2017, but in no event later than October 31, 2017”; and

(d)     clause (v) thereof is hereby amended and restated in its entirety to read as follows:

“(v) by 11:59 p.m. (New York Time) on September 27, 2017, the Borrower shall have accepted one or more definitive commitment letters from lenders for exit financing credit facilities that provide commitments for an aggregate borrowing capacity to the Borrower, the Lender and/or any of their respective Affiliates of not less than $125,000,000, which commitments shall not be subject to any material conditions other than (1) the effectiveness of the Acceptable Plan of Reorganization and the transactions contemplated thereby, (2) final loan documentation that is satisfactory to the Company and such lenders and that includes the terms of the financing referenced in such commitment letter(s), and (3) in the case of any such commitment letter provided by DNB Capital LLC (and/or any of its affiliates), the conditions set forth in the Exit Financing Term Sheet;”

Article 3.
CONDITIONS PRECEDENT

Section 3.1     Conditions Precedent. This Amendment shall become effective on the date (the “Effective Date”) of satisfaction of the following conditions precedent, each in form and substance satisfactory to the Issuing Bank:

(a)     the Issuing Bank shall have received counterparts of this Amendment, duly executed and delivered by the Borrower, the Lender and the Issuing Bank;

(b)     the Issuing Bank shall have received a fully executed amendment to the Notes RSA, in form and substance acceptable to the Issuing Bank in its sole discretion, amending the milestones appearing in Section 4 of the Notes RSA to correspond with the amended milestones effectuated by this Amendment;

(c)     the Issuing Bank shall have received a fully executed amendment to the Backstop Agreement, in form and substance acceptable to the Issuing Bank in its sole discretion, amending the milestones appearing in the Backstop Agreement to correspond with the amended milestones effectuated by this Amendment;

(d)     the Issuing Bank shall have received a fully executed amendment or similar modification to the Long-Term Forbearance Letter, dated June 26, 2017, among The Royal Bank of Scotland plc (“RBS”), GulfMark Americas, Inc., and GulfMark Management, Inc., in form and substance acceptable to the Issuing Bank in its sole discretion;

(e)     the Borrower and its Affiliates shall not have actually paid or agreed to pay any extension fee or any other analogous fee in connection with obtaining the amendments referred to in Sections 3.1(b), 3.1(c), or 3.1(d) hereof; and

(f)     immediately before and after giving effect to this Amendment, no Default or Event of Default shall exist.

Article 4.
MISCELLANEOUS

Section 4.1     Representations and Warranties. Each of the Borrower and the Lender hereby represents and warrants as of the date hereof (and, if the date hereof is not the Effective Date, also as of the Effective Date) that, (a) before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, (b) before and after giving effect to this Amendment, all representations and warranties of the Borrower contained in the Credit Agreement and all other Loan Documents are true and correct in all material respects with the same effect as if made on and as of such date(s), except to the extent such representations and warranties relate specifically to an earlier date, in which case, such representations and warranties were true and correct in all material respects on and as of such earlier date (and except to the extent such representations and warranties are already qualified as to materiality, in which case the applicable materiality qualifier set forth above shall be disregarded with respect to such representations and warranties), (c) the execution, delivery and performance by the Borrower and Lender of this Amendment, and the performance of each Loan Document to which it is a party, are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene any provision of its charter or bylaws, do not violate any law or regulation, or any order or decree of any court or other Governmental Authority, do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any material lease, material agreement or other material instrument entered into or assumed by either party, do not result in the creation or imposition of any Lien upon any of the property of Borrower other than those in favor of the Secured Parties pursuant to the Loan Documents, and do not require the consent or approval of any Governmental Authority or any other Person, (d) this Amendment has been duly executed and delivered by the Borrower and the Lender, (e) this Amendment constitutes a legal, valid and binding obligation of each of the Borrower and the Lender enforceable against each of them in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity, and (f) the Credit Agreement and each of the other Loan Documents constitutes a legal, valid and binding obligation of each of the Borrower and the Lender enforceable against them in accordance with their respective terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.

Section 4.2     Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. In furtherance of the foregoing, it is understood and agreed that signatures hereto submitted by facsimile or electronic transmission shall be deemed to be, and shall constitute, original signatures.

Section 4.3     Reference to the Effect on the Loan Documents.

(a)     As of the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(b)     Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c)     The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Issuing Bank or the Lender under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d)     This Amendment is a Loan Document

Section 4.4     GOVERNING LAW. THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GULFMARK OFFSHORE, INC., as the Borrower By /s/ James M. Mitchell Name: James M. Mitchell Title: Chief Financial Officer

[Signature Page to First Amendment to Senior Secured Super-Priority Debtor in Possession Credit Agreement]

GULFMARK REDERI AS, as the Lender By /s/ Quintin V. Kneen Name: Quintin V. Kneen Title: Director

[Signature Page to First Amendment to Senior Secured Super-Priority Debtor in Possession Credit Agreement]

DNB BANK ASA, as the Issuing Bank By /s/ Cathleen Buckley Name: Cathleen Buckley Title: Senior Vice President By /s/ Sybille Andaur Name: Sybille Andaur Title: First Vice President

[Signature Page to First Amendment to Senior Secured Super-Priority Debtor in Possession Credit Agreement]

The undersigned, in its capacity as

Agent (as defined in the NOK Facility) under the NOK

Facility, hereby consents to the amendments

to the Credit Agreement set forth in this

Amendment:

DNB BANK ASA, as Agent under the NOK

Facility

By: /s/ Cathleen Buckley
Name: Cathleen Buckley
Title: Senior Vice President

By: /s/ Sybille Andaur
Name: Sybille Andaur
Title: First Vice President: